UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 31, 2017

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Goddard, Suite 150, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 753-0624

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 1.01	Entry into a Material Definitive Agreement

On July 31, 2017, CombiMatrix Corporation (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Company, Invitae Corporation, a Delaware corporation (“Invitae”), and Coronado Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Invitae (“Merger Sub”) pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Invitae (the “Merger”).

Subject to the terms and conditions set forth in the Merger Agreement, which has been approved by the boards of directors of the respective parties, if the Merger is completed (the “Effective Time”), (i) each outstanding share of the Company’s Common Stock shall be cancelled and converted into the right to receive a number of shares of Invitae’s Common Stock equal to an exchange ratio (the “Exchange Ratio”) defined in the Merger Agreement (the “Common Stock Consideration”), (ii) each outstanding share of the Company’s Series F Preferred Stock shall be cancelled and converted into the right to receive a number of shares of Invitae’s Common Stock equal to the Exchange Ratio multiplied by the number of shares of Company Common Stock underlying such shares of Series F Preferred Stock (the “Series F Consideration”), (iii) each outstanding restricted stock unit (“RSU”) of the Company shall be accelerated, cancelled and converted into the right to receive a number of shares of Invitae’s Common Stock equal to the Exchange Ratio multiplied by the number of shares of Company Common Stock underlying such RSUs (the “RSU Consideration”), (iv) each outstanding in-the-money stock option of the Company shall be accelerated, cancelled and converted into the right to receive a number of shares of Invitae’s Common Stock equal to the Exchange Ratio multiplied by the number of shares of Company Common Stock underlying such stock option, minus the value of the exercise price of the stock option (the “Options Consideration” and, collectively with the Common Stock Consideration, the Series F Consideration and the RSU Consideration, the “Merger Consideration”), and (v) each outstanding out-of-the money stock option of the Company shall be cancelled for no consideration.

Based on an average closing price of Invitae common stock on the NYSE for the thirty trading days prior to the date of the Merger Agreement of $9.49, the total Merger Consideration payable to the holders of the Company’s currently outstanding Common Stock, Series F Preferred Stock, RSUs and in-the-money stock options represented approximately $27 million, subject to adjustment based on a closing “net cash” calculation defined in the Merger Agreement for this purpose as including all current assets, less all current liabilities (including amounts payable pursuant to the Company’s executive severance plan) and capital lease obligations of the Company, less all transaction-related expenses including amounts owed to the Company’s strategic advisors, accountants and attorneys, less amounts owed to repurchase certain of the Company’s common stock warrants, less amounts payable under the Company’s transaction bonus plan that was adopted on December 2, 2015 (the “Transaction Bonus Plan”), and less $250,000 stipulated for working capital purposes. The principle form of consideration issuable to the Company’s security holders under the Merger Agreement is shares of Invitae’s Common Stock. Because the value of the Merger to the Company’s stockholders is based on a fixed price per share of Invitae’s common stock of $9.49, the overall value of the Merger consideration potentially to be received by the Company’s stockholders will fluctuate based on the market price of Invitae’s common stock between now and any closing.

In connection with the Merger, the Company is required to cooperate with Invitae in an exchange offer whereby holders of the Company’s Series F Warrants may elect to exchange their outstanding Series F Warrants for shares of Invitae’s Common Stock with a value equal to $2.90 per Series F Warrant (the “Warrant Exchange Offer”). Based on the average closing price of Invitae common stock on the NYSE for the thirty trading days prior to the date of the Merger Agreement, the total consideration payable in the Merger to the holders of the Company’s outstanding Series F Warrants represented approximately $6 million in shares of Invitae common stock, based on $2.90 per Series F Warrant and 2,067,076 Series F warrants currently outstanding and assuming all holders of the outstanding Series F Warrants accept Invitae’s Warrant Exchange Offer, with such consideration also based on a fixed price per share of Invitae’s common stock of $9.49. Because the value of the Merger is based on a fixed price per share of Invitae’s common stock of $9.49, the overall value of the exchange offer consideration potentially to be received by the Company’s Series F Warrant holders will fluctuate based on the market price of Invitae common stock between now and any closing. Under the terms of the Merger Agreement, holders of at least 90% of the outstanding Series F Warrants must accept the Warrant Exchange Offer and tender their warrants to receive shares of Invitae’s Common Stock. If holders of less than 90% of outstanding Series F Warrants tender in the Warrant Exchange Offer, Invitae may elect to terminate the Merger. Holders of Series F Warrants may exercise their warrants at any time prior to any closing of the Merger, if they so choose, and the Merger Agreement anticipates an increase in the consideration paid to the Company’s common stockholders as more shares of the Company’s Common Stock become outstanding as a result of such exercises. Based on a fixed price per share of Invitae’s common stock of $9.49 and subject to a “net cash” adjustment, the consideration potentially to be received by the Company’s common stockholders (including holders of shares issued upon the exercise of Series F Warrants) could increase by approximately $15 million if all Series F Warrants were exercised. Series F Warrants that are not exchanged in the Warrant Exchange Offer and any Series D Warrants outstanding at the Effective Time would be assumed by Invitae pursuant to the terms thereof. All other warrants of the Company will be repurchased by the Company pursuant to the terms of that certain existing Warrant Repurchase Agreement by and between the Company and the holders of such warrants.

The Company and Invitae have each made customary representations, warranties and covenants in the Merger Agreement. Subject to certain exceptions, each of the parties has agreed to use their respective commercially reasonable efforts to obtain governmental and regulatory approvals. In addition, subject to certain exceptions, the Company has agreed to affirmative and negative covenants relating to (i) the conduct of its businesses during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) the submission of the Merger Agreement to the Company’s stockholders at a special meeting thereof for approval, (iii) the recommendation by the board of directors of the Company in favor of the adoption by the Company’s stockholders of the Merger Agreement, (iv) non-solicitation obligations with respect to alternative acquisition proposals, (v) the termination of the Company’s employee benefits plans, (vi) the purchase of a directors and officers liability insurance tail policy, and (vii) the execution of transaction bonus plan payout agreements by the Company’s officers and directors, pursuant to which the Company’s officers and a vice president of the Company have agreed to accept RSUs of Invitae in lieu of cash payments under the Company’s Transaction Bonus Plan and the Company’s directors have agreed to accept unrestricted Invitae Common Stock in lieu of cash payments under the Company’s Transaction Bonus Plan.

The consummation of the Merger is subject to certain customary mutual conditions, including (i) the effectiveness of registration statements on Form S-4 to be filed by Invitae in connection with the issuance of the Merger Consideration and the Warrant Exchange Offer, (ii) the approval of the Company’s stockholders holding a majority of the outstanding shares of the Company’s Common Stock, (iii) the expiration or termination of any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) the absence of any order of any court or other governmental authority that prohibits, renders illegal or permanently enjoins the consummation of the Merger, and (v) the authorization for listing of the shares of Invitae Common Stock issuable in connection with the Merger on NYSE (subject to official notice of issuance). The obligation of each party to consummate the Merger is also conditioned upon (i) the accuracy of specified representations and warranties of the other party as of the date of the Merger Agreement and as of the closing (subject to customary materiality qualifiers), (ii) compliance by the other party in all material respects with its pre-closing obligations under the Merger Agreement, and (iii) the absence of a material adverse effect with respect to the other party. Invitae’s obligation to consummate the Merger is also conditioned upon (i) the consummation of the Warrant Exchange Offer and the participation of holders of at least 90% of the Company’s Series F Warrants in the Warrant Exchange Offer, (ii) the Company’s effectuation of the Warrant Repurchase Agreement, and (iii) the receipt of certain consents, consulting agreements, transaction bonus payout agreements and other agreements. As a condition to closing the Merger, the Company’s chief executive officer and chief financial officer have entered into eight-month independent contractor agreements with Invitae, to become effective as of the closing of the Merger, providing for monthly compensation and COBRA reimbursement plus bonuses for achievement of the second-half and year-end targets described in the Company’s existing executive performance bonus plan.

Either the Company or Invitae may terminate the Merger Agreement if (i) the Company, Invitae and Merger Sub agree by mutual written consent to do so, (ii) the Merger has not been consummated by January 31, 2018 (unless due to the terminating party’s action or failure to act or SEC delay), (iii) any court or other governmental authority has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action is, or has become, final and non-appealable, (iv) the approval of the Company’s stockholders is not obtained at a meeting of the Company’s stockholders called for the purpose of adopting the Merger Agreement (except that the Company may not terminate for this reason if the failed stockholder approval was due to the Company’s board of directors changing its recommendation), or (v) the other party breaches any representation, warranty or covenant that results in the failure of the related closing condition to be satisfied (including the occurrence of a material adverse effect of that party), subject to a cure period in certain circumstances. In addition, Invitae may terminate the Merger Agreement if (i) the board of directors of the Company fails to recommend, or changes or adversely modifies its recommendation, that the Company’s stockholders vote in favor of adopting the Merger Agreement, (ii) the board of directors of the Company approves, endorses or recommends an alternative acquisition proposal, (iii) the Company enters into a letter of intent or similar document related to an alternative acquisition proposal, or (iv) the Company materially breaches its non-solicitation obligations (collectively, a “Triggering Event”).

If the Merger Agreement is terminated by either the Company or Invitae as a result of a breach by the other party of any of such other party’s representations, warranties or covenants, or because the occurrence of a material adverse effect applicable to such party was the sole failed condition to closing, then the defaulting party will be obligated to reimburse the other party’s third party expenses up to a maximum of $400,000 (the “Expense Reimbursement Fee”). In addition, if the Merger Agreement is terminated by Invitae as a result of the failure of the Company’s stockholders to approve the Merger Agreement or as a result of a Triggering Event, the Company will be obligated to pay Invitae the Expense Reimbursement Fee.

If the Merger Agreement is terminated by the Company or Invitae because (i) the Company’s stockholders do not vote in favor of adopting the Merger Agreement at the stockholders meeting, (ii) a bona fide alternative acquisition proposal was publicly announced or disclosed before the Company’s stockholders voted on the Merger Agreement at the stockholders meeting and (iii) the Company enters into a definitive agreement with respect to or consummates a sale of the Company within 12 months, then the Company would be obligated to pay to Invitae a nonrefundable fee of $1,400,000 minus any Expense Reimbursement Fee previously paid by the Company (the “Alternative Transaction Fee”). The Alternative Transaction Fee also must be paid by the Company if the Merger Agreement is terminated by Invitae because of (i) the occurrence of a Triggering Event and (ii) a bona fide alternative acquisition proposal is announced, disclosed or otherwise communicated to the Company’s board of directors before the Company’s stockholders vote on the Merger Agreement at the stockholders meeting.

The foregoing description of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference into this Item 1.01.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Invitae or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Invitae or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Invitae. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company or Invitae and their respective subsidiaries that the respective companies include in reports, statements, and other filings they make with the SEC.

Item 8.01	Other Events

On July 31, 2017, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

IMPORTANT INFORMATION

In connection with the planned merger described above, Invitae intends to file one or more registration statements on Form S-4 with the Securities and Exchange Commission (the “SEC”) that will include a proxy statement of the Company that also constitutes a prospectus of Invitae. The Company and Invitae also plan to file other documents with the SEC regarding the proposed merger. This communication is not a substitute for any registration statement, proxy statement/prospectus or other document the Company or Invitae may file with the SEC in connection with the proposed merger. Investors and security holders of the Company are urged to read the proxy statement/prospectus and other relevant documents when filed with the SEC as they will contain important information about the proposed merger. Any definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of the Company. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about the Company and Invitae, when filed, without charge, at the SEC’s website (www.sec.gov). Copies of the Company’s SEC filings may also be obtained from the Company without charge at the Company’s website (www.combimatrix.com) or by directing a request to the Company at (949) 753-0624. Copies of Invitae’s SEC filings may also be obtained from Invitae without charge at Invitae’s website (www.Invitae.com) or by directing a request to Invitae at (347) 204-4226. This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

PARTICIPANTS IN SOLICITATION

The Company, Invitae and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in respect of the proposed merger. Information regarding the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 3, 2017 and the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on May 1, 2017. Information regarding Invitae’s directors and executive officers is available in Invitae’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017 and Invitae’s definitive proxy statement on Schedule 14A, filed with the SEC on April 6, 2017. Additional information regarding the interests of such potential participants will be included in the registration statements and proxy statement to be filed with the SEC by the Company in connection with the proposed merger and in other relevant documents filed by the Company with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Invitae’s expectations with respect to the synergies, costs and other anticipated financial impacts of the proposed Merger; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed Merger by stockholders and by governmental regulatory authorities; the satisfaction of the closing conditions to the proposed Merger; and the timing of the completion of the proposed Merger.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of the Company and Invitae and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the risk that Invitae’s Common Stock price drops below $9.49; the risk that “net cash” at closing is lower than the Company forecasts; the risk that holders of less than 90% of the Series F Warrants tender their securities or the Company’s stockholders fail to approve the proposed Merger and the Merger Agreement is terminated due to these reasons; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that the proposed Merger is delayed; the inability to complete the proposed Merger due to the failure to satisfy any of the conditions to completion of the proposed Merger; the impact of the announcement or the completion of the proposed Merger on the market price of the Common Stock of the Company or Invitae, or on the Company’s or Invitae’s relationships with their employees, existing customers and suppliers or potential future customers and suppliers, and on their operating results and businesses generally; the ability of Invitae to successfully integrate the Company’s operations and employees; the ability to realize anticipated synergies and costs savings of the proposed Merger; the risk that if the Merger is terminated and the Company has to pay termination fees and transaction expenses, the Company may not have sufficient funds to make such payments; the Company’s estimates of total market sizes for the tests that it offers; the Company’s ability to grow revenue and improve gross margin; delays in achieving cash flow-positive operating results; the risk that test volumes and reimbursements level off or decline; the risk that payors decide to not cover the Company’s tests or to reduce the amounts they are willing to pay for the Company’s tests; the risk that the Company will not be able to grow its business as quickly as it needs to; the inability to raise capital; the loss of members of the Company’s sales force; the Company’s ability to successfully expand the base of its customers, add to the menu of its diagnostic tests, develop and introduce new tests and related reports, expand and improve its current suite of diagnostic services, optimize the reimbursements received for its molecular testing services, and increase operating margins by improving overall productivity and expanding sales volumes; the Company’s ability to successfully accelerate sales, steadily increase the size of its customer rosters in all of its genetic testing markets; the Company’s ability to attract and retain a qualified sales force in wider geographies; the Company’s ability to ramp production from its sales; rapid technological change in the Company’s markets; changes in demand for the Company’s future services; legislative, regulatory and competitive developments; general economic conditions; and various other factors.

The Company cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Company’s and Invitae’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning the Company, Invitae, the proposed Merger or other matters and attributable to the Company, Invitae or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

These forward-looking statements speak only as of the date of this communication, and the Company undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization by and among the Company, Invitae and Merger Sub, dated as of July 31, 2017 (the annexes, schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press release issued by the Company, dated July 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION
(Registrant)

Dated: July 31, 2017	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer